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                                                                      EXHIBIT 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements (Form S-8, No. 333-115910, Form S-8, No. 333-116769, Form S-8, No.
333-71532, Form S-8, No. 333-55480, and Form S-8, No. 333-62907) of TLC Vision
Corporation of our report dated March 10, 2006, except Notes 3 and 16, as to which the date is August 22, 2006, with respect to the consolidated financial statements and schedule of TLC Vision Corporation, and our report dated March 10, 2006 with respect to TLC Vision Corporation Management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TLC Vision Corporation, included in the Annual Report (Form 10-K/A) for the year ended December 31, 2005.


St. Louis, Missouri                     /s/ Ernst & Young LLP
August 22, 2006


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